                                                                       EXHIBIT 3

                         REGISTRATION RIGHTS AGREEMENT

     AGREEMENT, dated October 29, 1992, as amended and restated as of June 30, 1993 and as of September 6, 1994, among Datalogix International Inc., a New York corporation (the "Company"), and certain of the holders (the "Series A Shareholders") of the shares of the Company's Series A Convertible Preferred Stock, $1.00 par value per share (the "Series A Stock"), certain of the holders (the "Series B Shareholders") of shares of the Company's Series B Convertible Preferred Stock, $1.20 par value per share (the "Series B Stock"), certain of the holders (the "Series C Shareholders") of shares of the Company's Series C Convertible Preferred Stock, $2.00 par value per share (the "Series C Stock"), certain of the holders of the Company's Series D Convertible Preferred Stock, $1.00 par value per share (the "Series D Stock"), certain of the holders (the "Series E Shareholders") of shares of the Company's Series E Convertible Preferred Stock, $.10 par value per share (the "Series E Stock"), certain of the holders (the "Series F Shareholders") of the shares of the Company's Series F Convertible Preferred Stock, $.10 par value per share ("Series F Stock") and certain holders of warrants ("Warrantholders") to acquire shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

     WHEREAS, the Company has granted to the Series A, Series B, Series C, Series D and Series E Shareholders and the Warrantholders certain rights to cause the registration under the Securities Act of 1933 (the "Act") of the shares of the Common Stock, issuable upon conversion of the Series A, Series B, Series C, Series D and Series E Stock or exercise of warrants; and

     WHEREAS, the parties hereto have agreed to modify and amend the registration rights previously granted to the Series A, Series B, Series C, Series D and Series E Shareholders and certain of the Warrantholders and to grant registration rights to the Series F Shareholders and to holders of certain newly issued warrants.

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:

     As used herein, the term the "Act" refers to the Securities Act of 1933 (and any successor law), and the rules and regulations thereunder, all as amended from time to time, and the term "Shares" refers to the shares of Common Stock, the shares of Series A Stock, the shares of Series B Stock, the shares of Series C Stock, the shares of Series D Stock, the shares of Series E Stock and the Shares of Series F Stock owned or hereafter acquired by the signatories hereto or by persons who shall hereafter join as parties hereto (and any other shares or equity securities distributed on or in respect of or in substitution for or upon conversion of such Shares), whether or not they have been sold or transferred, other than any that shall have been sold or transferred pursuant to an effective registration statement, or pursuant to Rule 144, under the Act.

     1.  Registration Upon Request.  Promptly upon the written request by (i)
         -------------------------
the holders of 25% of the Shares at the time outstanding (measured based upon the number of Common Stock equivalents) or (ii) either of J.P. Morgan Investment Corporation ("Morgan") or Oracle Corporation ("Oracle"), made at any time or from time to time, and, in any event, within 60 days of such request, the Company shall file a registration statement under the Act covering all Shares that any holders of Shares desire to register and shall use its best efforts to cause such registration statement to become effective as soon as practicable. The Company shall promptly notify any holders of Shares other than those requesting the registration and afford them the opportunity of including in the registration such Shares owned by them as they shall specify in a written notice delivered to the Company within 30 days after their receipt of the Company's notice of the proposed filing of the registration statement. No other persons (including the Company) shall be entitled to include any securities in any registration pursuant to this Paragraph 1 without the consent of a majority in interest of the participating holders. Subject to the next sentence of this paragraph, the Company shall not be required to effect more than four registrations (exclusive of registrations on Form S-3, or a successor form) pursuant to this Paragraph 1, and shall not be required to effect more than one registration during any six month period pursuant to this Paragraph 1; provided,
                                                                       --------
however, that unless 90% or more of the Shares which the holders thereof seek to
-------
register pursuant to this paragraph 1 are registered in a particular registration, such registration shall not be deemed a registration for purposes of the limitation set forth in this sentence. The Company shall be required to effect two registrations demanded by Morgan and two registrations demanded by Oracle of which three may be counted toward the Company's obligation to effect four registrations under the previous sentence of this paragraph. In addition, the Company shall not be required to effect any registration pursuant to this Paragraph 1 until the earlier to occur of (i) the completion by the Company of at least one public offering of its securities (other than an offering solely to employees of the Company and its subsidiaries) or (ii) October 1, 1995, provided
                                                                        --------
that the proposed offering price of the Shares to be registered is at least $1,500,000 (or $500,000 in the case of a registration on Form S-3, or a successor form).

     2.  Incidental Registration.  If the Company at any time proposes to
         -----------------------
register any of its securities under the Act for its own account or the account of any security-holders (other than any registration pursuant to Paragraph 1 or any registration of an offering solely to employees of the Company and its subsidiaries or any registration on Form S-4 or a successor form), it shall promptly give written notice to each holder of Shares of its intention to do so, and the Company shall include in such registration all Shares that the holders thereof shall specify in a written notice delivered to the Company within 30 days after their receipt of the Company's notice of the proposed filing of the registration statement. However, if the proposed registration is to be underwritten (whether on a "best efforts" or a "firm commitment" basis), the managing underwriter shall have the right to limit the Shares to be included in such registration to not less than 30% of the total number of securities included therein if the underwriter advises the Company in writing that such exclusion is necessary to avoid interfering with the successful marketing of the underwritten portion of the public offering (unless such registration is the initial public offering of the Company's securities, in which case the underwriter may limit or exclude the Shares entirely), provided that such
                                                       -------------
exclusion applies first to those securities which the Company proposes to register for the account of any of its officers or employees and then on a proportional basis to all other securities proposed to be included in any such registration (including the Shares) other than those for which the Company initiated such registration and which are being sold by the Company. Any exclusions of the Shares shall be made pro rata among the affected holders in proportion to the respective numbers of Shares for which they have requested registration.

     3.  Conditions Relating to Registration of Shares.  Registrations of Shares
         ---------------------------------------------
pursuant to Paragraph 1 or 2 shall be subject to the following:

          (a) Filing of Amendments.  The Company shall file such amendments and
              --------------------
supplements to the registration statement and the related prospectus and take such other action as may be necessary to keep the registration statement effective and to comply with the Act for such period, not exceeding six months from the original effective date of the registration statement, as a majority in interest of the participating holders of Shares may request.

          (b) Blue Sky.  The Company shall take such action under the securities
              --------
laws of such states as any participating holder of Shares shall reasonably request; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation, or to file any general consent to service of process, in any state unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (c) Expenses.  The Company shall bear the cost of all registrations,
              --------
including, but not limited to, all registration and filing fees, printing expenses, and fees, expenses and disbursements of counsel and accountants for the Company (subject, however, to subparagraph (d) below), and reasonable fees and disbursements of one counsel for selling shareholders, except that each holder of Shares shall pay the fees and disbursements of any additional counsel and the underwriting fees and selling commissions applicable to its Shares.

          (d) Audits.  The Company shall not be required to furnish any audited
              ------
financial statements at the request of any holder of Shares other than those statements customarily prepared at the end of its fiscal year, unless (i) the requesting holders shall agree to reimburse the Company for the out-of-pocket costs incurred by the Company in the preparation of such other audited financial statements shall be required by the Securities and Exchange Commission as a condition to ordering a registration statement effective under the Act. The Company shall, however, furnish without charge copies of all such unaudited financial statements as any holder of Shares shall reasonably request for use in any registration.

          (e) Indemnification.  The Company shall indemnify and hold harmless
              ---------------
each seller of Shares, each person who under the Act is deemed a controlling person of such seller, and each underwriter for such seller against any losses, claims, damages or liabilities to which any such seller, controlling person or underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) shall arise out of or be based upon any untrue or allegedly untrue statement of any material fact contained in the registration statement, any related prospectus or preliminary prospectus or any amendment or supplement to the registration statement or any prospectus or preliminary prospectus or upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, any shall reimburse any legal or other expenses reasonably incurred by any such seller, controlling person or underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company shall not be liable to any such seller, controlling person or underwriter for any losses, claims, damages, liabilities or actions insofar as the same shall arise out of or be based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished by such seller, controlling person or underwriter seeking indemnification hereunder to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement. Each seller of Shares and each underwriter for such seller shall similarly indemnify and hold harmless the Company and its controlling persons against any such losses, claims, damages, liabilities or actions but only insofar as the same shall arise out of or be based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished by such indemnifying person to the Company for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement; provided that in no
                                                             --------
event shall any indemnity by a seller of Shares or any underwriter for such Seller exceed the gross proceeds from the offering received by such Seller.

     4.  Reports Under Securities Exchange Act of 1934.  With a view to making
         ---------------------------------------------
available to holders of the Shares the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a holder of Shares to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public,

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Securities and Exchange Act of 1934 (the "1934 Act"), as is necessary to enable the holders of the Shares to utilize Form S-3 for the sale of their Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective,

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any holder of Shares forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such holder of any rule or regulation of the SEC which permits the selling of any such securities of without registration or pursuant to such form.

     5.  Form S-3 Registration.  In case the Company receives from any holder of
         ---------------------
Shares a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance, with respect to all or a part of the Shares owned by such holder, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance to all other holders of Shares;

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's Shares as are specified in such request, together with all or such portion of the Shares of any holder or holders joining in such request as are specified in a written request given within 15 days after receipt of written notice from the Company as set forth in clause (a) of this Paragraph 5; provided, however, that
                                                        --------  -------
the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Paragraph 5: (1) if Form S-3 is not available for such offering; (2) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters, discounts or commission) of less than $250,000; or (3) if the Company has, within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 for the holders of Shares pursuant to this Paragraph 5; and

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders. All expenses incurred in connection with up to two registrations requested pursuant to Paragraph 5, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling holder or holders and counsel for the Company, shall be borne by the Company, and all other such expenses incurred in connection with any other registration requested pursuant to this paragraph 5 shall be borne pro rata by the holder or holders participating in such registration. Registrations effected pursuant to this Paragraph 5 shall not be counted as demands for registration or registrations effected pursuant to Paragraph 1.

     6.  Assignment of Registration Rights.  The rights to cause the Company to
         ---------------------------------
register the Shares may be assigned to a transferee or assignee of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such
                                            --------  -------
assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     7.  Limitations on Subsequent Registration Rights.  From and after the date
         ---------------------------------------------
of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Shares, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Paragraph 1, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Paragraph 1, or within 120 days of the effective date of any registration effective pursuant to Paragraph 1.

     8.  Amendment of Registration Rights; Additional Parties.  Any provision of
         ----------------------------------------------------
these registration rights may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds (66 2/3%) of the Shares (measured based upon the number of common stock equivalents); provided, however, that no amendment which adversely impacts any holder of Shares in a manner different than all other holders of Shares may not be made without the written consent of such holder. Any amendment of waiver affected in accordance with this paragraph shall be binding upon each holder of Shares at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. The Company may permit additional holders of the capital stock of the Company to become parties hereto upon execution of a joinder agreement; provided that all such additional parties shall be granted rights hereunder with respect to no more than 2,000,000 Shares (measured based upon the number of common stock equivalents).

     9.  Miscellaneous.
         -------------

          (a) Governing Law.  This Agreement shall be governed in all respects
              -------------
by the laws of the State of New York.

          (b) Entire Agreement.  This Agreement constitutes the full and entire
              ----------------
understanding and agreement among the parties with regard to the subject matter hereof.

          (c) Notices, etc.  All notices and other communications required or
              -------------
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed to a holder of Shares at the address maintained by the Company for such purposes or as otherwise shall have furnished to the Company in writing.

          (d) Titles and Subtitles.  The titles of the Paragraphs and
              --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          (e) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, all of which together shall constitute one instrument.

          (f) Facsimile.  This Agreement may be executed and thereafter
              ---------
transmitted by facsimile and the facsimile receipt shall constitute an original.

      IN WITNESS WHEREOF, we have set our hands as of the date first above written.

                              DATALOGIX INTERNATIONAL INC.


                              By:    /s/ R. GIORDANELLA
                                  ------------------------------------


                              VENROCK ASSOCIATES

                              By:    /s/ VENROCK ASSOCIATES
                                  ----------------------------------------


                              ABS VENTURES III
                              LIMITED PARTNERSHIP

                              By:    /s/ ABS VENTURES III LIMITED
                                  ----------------------------------------

                                  PARTNERSHIP
                                  ----------------------------------------


                              IBJ SCHRODER BANKING CORPORATION

                              By:    /s/  PAUL J. ECHAUSSE
                                  ----------------------------------------
                                  Vice President
                                  IBJS Capital Corporation, beneficial owner via Plan of Merger

                              ATLAS VENTURE FUND L.P.

                              By: Atlas Venture Associates L.P.
                                  as General Partner

                              By:    /s/ ATLAS VENTURE ASSOCIATES, L.P.
                                  ----------------------------------------


                              ATLAS PARTICIPATIE II C.V.

                              By:    /s/  MICHIEL A. DE HAAN
                                  ----------------------------------------


                              PARIBAS EUROPE INVESTMENT VOF

                              By:
                                  ----------------------------------------

                              PARQUEST VENTURE PARTNERSHIP

                              By:    /s/  PARQUEST VENTURE PARTNERSHIP
                                  ----------------------------------------


                              PARVEST EUROPE INVESTMENT CV

                              By:
                                  ----------------------------------------

                              AEXCEL CORPORATION

                              By:    /s/  AEXCEL CORPORATION
                                  ----------------------------------------


                                    /s/  GERALD F. O'CONNELL
                              --------------------------------------------
                              Gerald F. O'Connell


                                    /s/ EDWARD HEDAYA
                              --------------------------------------------
                              Edward Hedaya


                              KENNETH ARNOLD ROLLOVER IRA

                              By:
                                  ----------------------------------------
                                  Kenneth Arnold


                                    /s/ BARBARA ARNOLD
                              --------------------------------------------
                              Barbara Arnold


                                    /s/ RICHARD GIORDANELLA
                              --------------------------------------------
                              Richard Giordanella


                                    /s/ THOMAS PALLANTE
                              --------------------------------------------
                              Thomas Pallante

                              DUNEDIN BERKELEY DEVELOPMENT
                                CAPITAL LIMITED

                              By:   /s/  KLEINWORT BENSON (JERSEY)
                                  ----------------------------------------
                                  LIMITED, AS CUSTODIAN
                                  ----------------------------------------
                                  Manager


                              SPI BERKELEY DEVELOPMENT
                                CAPITAL LIMITED

                              By:   /s/  KLEINWORT BENSON (JERSEY)
                                  ----------------------------------------
                                  LIMITED, AS CUSTODIAN
                                  ----------------------------------------
                                  Manager


                              KB BERKELEY JAPAN DEVELOPMENT
                                CAPITAL LIMITED

                              By:   /s/  KLEINWORT BENSON (JERSEY)
                                  ----------------------------------------
                                  LIMITED, AS CUSTODIAN
                                  ----------------------------------------
                                  Manager


                              SEQUOIA CAPITAL GROWTH FUND

                              By:    /s/ SEQUOIA CAPITAL GROWTH FUND
                                  ----------------------------------------
                                  General Partner


                              SEQUOIA TECHNOLOGY PARTNERS III

                              By:  /s/ SEQUOIA TECHNOLOGY
                                  ----------------------------------------
                                  PARTNERS III
                                  ----------------------------------------
                                  General Partner


                              NEW ENTERPRISE ASSOCIATE V,
                              LIMITED PARTNERSHIP
                              By: NEA Partners V, Limited Partnership
                                  Its General Partner

                              By:   /s/ NEA PARTNERS V, LIMITED
                                  ----------------------------------------
                                  PARTNERSHIP
                                  ----------------------------------------

                              --------------------------------------------
                              Jeanne E. Amster


                                    /s/ JUSTIN B. ARNOLD
                              --------------------------------------------
                              Justin B. Arnold



                              --------------------------------------------
                              George Beitzel,
                              individually and as trustee


                              BROWN TECHNOLOGY ASSOCIATES
                                  LIMITED PARTNERSHIP

                              By:
                                  ----------------------------------------

                              MAYFIELD VI

                              By:
                                  ----------------------------------------

                              MAYFIELD ASSOCIATES

                              By:
                                  ----------------------------------------


                              MAYFIELD SOFTWARE TECHNOLOGY
                                  PARTNERS

                              By:
                                  ----------------------------------------

                              TECHNOLOGY FUNDING SECURED
                              INVESTORS III, AN INCOME AND
                              GROWTH PARTNERSHIP, L.P., A
                              CALIFORNIA LIMITED PARTNERSHIP

                              By: Technology Funding Inc.,
                                  Managing General Partner

                              By:
                                  ----------------------------------------
                                  Vice President

                              By:
                                  ----------------------------------------
                                  Senior Investment Officer


                              J.P. MORGAN INVESTMENT CORPORATION

                              By:
                                  ----------------------------------------

                              DAVID A. DUFFIELD TRUST
                              U/A/D 7/14/88

                              By:
                                  ----------------------------------------
                                             MARGARET L. TAYLOR


                              ORACLE CORPORATION, as a holder of
                              Series F Stock and as a Warrantholder

                              By:   /s/ JEFFREY O. HENLEY
                                  ----------------------------------------